                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 16, 2001, accompanying the consolidated financial statements included in the Annual Report of Halsey Drug Co., Inc. on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of Halsey Drug Co., Inc. on Form S-8 (File No. 33-98396, effective October 19,
1995).


/s/ GRANT THORNTON LLP
----------------------
GRANT THORNTON LLP

New York, New York
March 31, 2001














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